            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            STERLING SOFTWARE, INC.
                                      FOR
                             SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
            BASED ON THE EXCHANGE RATIO DESCRIBED IN THE PROSPECTUS
      ALONG WITH CASH UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, MARCH 20, 2000, UNLESS THE OFFER IS EXTENDED.

                                                               February 22, 2000

To Our Clients:

    Enclosed for your consideration are the Prospectus dated February 22, 2000 (the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the Offer by Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), through its wholly owned subsidiary, Silversmith Acquisition Corp., a Delaware corporation, to exchange shares of common stock of Computer Associates, par value $.10 per share (together with the associated preferred stock purchase rights, each, a "Computer Associates Share" and, collectively, the "Computer Associates Shares"), for each outstanding share of common stock, par value $.10 per share (together with the associated preferred stock purchase rights, each, a "Sterling Software Share" and, collectively, the "Sterling Software Shares"), of Sterling Software, Inc., a Delaware corporation ("Sterling Software"), based on the exchange ratio (and along with cash under specified circumstances) described in the Prospectus and otherwise upon the terms and subject to the conditions set forth in the Offer.

    Stockholders whose certificates evidencing Sterling Software Shares ("Sterling Software Share Certificates") are not immediately available or who cannot deliver their Sterling Software Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in "The Offer--Exchange of Sterling Software Shares; Delivery of Computer Associates Common Stock" in the Prospectus) on a timely basis and who wish to tender their Sterling Software Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer--Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    THESE MATERIALS ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF STERLING SOFTWARE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF STERLING SOFTWARE SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH STERLING SOFTWARE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER STERLING SOFTWARE SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Sterling Software Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

        1. COMPUTER ASSOCIATES IS OFFERING TO ACQUIRE EACH OUTSTANDING STERLING SOFTWARE SHARE IN EXCHANGE FOR 0.5634 COMPUTER ASSOCIATES COMMON SHARES (AND ALONG WITH CASH UNDER SPECIFIED CIRCUMSTANCES), SUBJECT TO ADJUSTMENT AS DESCRIBED IN THE PROSPECTUS.

        2. The Offer is being made for all of the outstanding Sterling Software Shares.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, March 20, 2000, unless the Offer is extended. If Computer Associates elects to provide a subsequent offering period as described in the Prospectus, you will not have the right to withdraw Sterling Software Shares that you tender in the subsequent offering period.

        4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, as defined in the Prospectus. See "The Offer--Conditions of the Offer" in the Prospectus.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Sterling Software Shares pursuant to the Offer.

    The Offer is made solely by the Prospectus dated February 22, 2000 and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Sterling Software Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Sterling Software Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Computer Associates may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Sterling Software Shares in such jurisdiction.

    If you wish to have us tender any or all of your Sterling Software Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Sterling Software Shares, all such Sterling Software Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER STERLING SOFTWARE SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF
                                  COMMON STOCK
         (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS) OF
                            STERLING SOFTWARE, INC.

                           FOR SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS) OF

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.

            BASED ON THE EXCHANGE RATIO DESCRIBED IN THE PROSPECTUS
      ALONG WITH CASH UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated February 22, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), through its wholly owned subsidiary, Silversmith Acquisition Corp., a Delaware corporation, to exchange shares of common stock of Computer Associates, par value $.10 per share (together with the associated preferred stock purchase rights, each, a "Computer Associates Share" and, collectively, the "Computer Associates Shares") for each outstanding share of common stock, par value $.10 per share (together with the associated preferred stock purchase rights, each, a "Sterling Software Share" and, collectively, the "Sterling Software Shares"), of Sterling Software, Inc., a Delaware corporation ("Sterling Software"), based on the exchange ratio (and along with cash under specified circumstances) described in the Prospectus and otherwise upon the terms and subject to the conditions set forth in the Offer.

    You are instructed to tender for exchange in the Offer the number of Sterling Software Shares indicated below (or, if no number is indicated below, all Sterling Software Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Sterling Software Shares to be Tendered: ___________________________

 Date: ________________________________________________________________________

                                   SIGN HERE

 Signature(s): ________________________________________________________________

 Name(s) (PLEASE PRINT): ______________________________________________________

 Address: _____________________________________________________________________

  _____________________________________________________________________________

 Telephone Number: ____________________________________________________________

 Taxpayer Identification or Social Security Number: ___________________________

Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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